 FIRST AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

AND

AGREEMENT AND PLAN OF STOCK EXCHANGE

THIS FIRST AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT by and between AllCom, Genie Gateway, and WWA Group, Inc., and AGREEMENT AND PLAN OF STOCK EXCHANGE by and between AllCom and WWA Group, Inc. (collectively "the Agreements") is made this 16th day of March, 2015.

RECITALS:

WHEREAS, pursuant to the Agreements, the closing of all transactions contemplated therein was to be on or before March 16, 2015;

WHEREAS, the funding necessary to consummate the Agreements has been delayed; and

WHEREAS, the parties to the Agreement have agreed, upon the following terms and conditions, to amend the Agreements.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.

Closing Date.

The Closing Date shall be extended to April 17, 2017.

2.

Consideration.

In consideration of the extension of the closing Date to April 16, 2017, AllCom shall pay to WWA Group, Inc. ("WWAG") the sum of Fifteen Thousand Dollars ($15,000.), by wire transfer,  on or before 5:00 p.m. Pacific Time on March 18, 2015.

2.1

Said Fifteen Thousand Dollars ($15,000) shall be used exclusively by WWAG to pay all necessary expenses to allow WWAG to file its year end Form 10k with the Securities and Exchange Commission.

2.2

Failure to timely make the Fifteen Thousand Dollars ($15,000.) payment shall render this First Addendum null and void.

2.3

WWAG shall provide AllCom with an accounting of the expenses incurred with respect to the SEC filing, the remainder to remain with WWAG for other expenses only.

3.

The Closing.

The closing of the Agreement and Plan of Stock Exchange shall close any time prior to April 17, 2015, by AllCom transferring to WWAG the sum of Thirty Five Thousand dollars ($35,000.), which shall be used by WWAG to pay creditors existing on March 31, 2015.

4.

Further Consideration To WWAG.

After the Closing AllCom will continue to with its efforts to raise additional capital and agrees that from the first One Million Dollars ($1,000,000) of proceeds, received from the Securities Purchase Agreement, deliver to WWAG the sum of One Hundred Thousand dollars ($100,000.) for the sole purpose of WWAG paying its Creditors (including Officers) monies owed as of March 31, 2015.

5.

Option To Purchase.

Tom Nix shall have an option, beginning on July 31, 2015, and ending on September 30, 2015, to purchase WWAG's cable television system for the sum of Twenty Five Thousand Dollars ($25,000.), payable directly to WWAG.  If exercised, all parties hereto waive any and all claims that such cable television was to be included in WWAG's assets at time of Closing, or thereafter.

In all other respects, the Agreements are ratified and affirmed and are binding upon all parties hereto.

IN WITNESS HEREOF, this First Amendment to Securities Purchase Agreement and Agreement and Plan of Stock Exchange is executed on the date above first written.

ALLCOM

WWA GROUP, INC.

/s/ Thomas Skala                                                                    /s/ Thomas A. Nix

By: Thomas Skala, President

By: Thomas A Nix, President

GENIE GATEWAY

Thomas A Nix

/s/ Randall  Skala                                                                    /s/ Thomas A. Nix

By: Randall Skala, President

        By: Thomas A Nix, Individually

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